CONSENT OF ERNST & YOUNG LLP, INDEPENDENT
                        REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Registration Statement (Form N-1A) (Post-Effective Amendment No. 12 to File No. 333-88715; Amendment No. 13 to File No. 811-9613) of Legg Mason Investment Trust, Inc., of our report dated February 11, 2005, included in the 2004 Annual Report to Shareholders.

ERNST & YOUNG LLP

Philadelphia, Pennsylvania
April 20, 2006